UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2008
Strategic Diagnostics Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive
Newark, DE	19702

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 456-6789
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
     In connection with Matthew H. Knight’s separation from Strategic Diagnostics Inc. (the “Registrant”) and the cessation of his service as President and Chief Executive Officer, and his related resignation as a member of the Board of Directors of the Registrant, described in Item 5.02 below, the Employment Agreement, dated September 2, 2003, between the Registrant and Mr. Knight (the “Employment Agreement”) was terminated, effective June 6, 2008.
     The Employment Agreement had provided, among other things, for compensation at an annual rate of at least $250,000 with annual increases determined by the Compensation Committee of the Registrant’s Board of Directors. At the time of Mr. Knight’s resignation, the annual salary under the Employment Agreement was $340,000. Additionally, Mr. Knight was entitled under the Employment Agreement to an annual bonus as determined by the Compensation Committee, not to exceed 75% of his then current salary. The Employment Agreement provided that in the event of termination of the Employment Agreement by Mr. Knight for good reason (as defined in the Employment Agreement) or by the Registrant without Cause (as defined in the Employment Agreement), Mr. Knight was entitled to receive salary then in effect for one year following termination (effectively fourteen (14) months following the notice of termination, as a sixty (60) day notice period was required by the Employment Agreement for any such termination) and a pro-rated bonus based on the amount of time served during the year in which termination occurred, as well as a continuation of his and his family’s health benefits during the fourteen (14) month period (the “Severance Period”) described above. The Employment Agreement also contained various non-compete and non-solicitation provisions.
     The Employment Agreement was previously filed with the Securities and Exchange Commission by the Registrant on November 14, 2003 as Exhibit 10.1 to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The Registrant and Mr. Knight have entered into a Separation Agreement and General Release (the “Separation Agreement”) effective June 6, 2008. Mr. Knight has also resigned from the Registrant’s Board of Directors, effective the same date. A copy of the Separation Agreement is attached hereto as Exhibit 99.1. The description in this Item 5.02 is only a summary of the terms of the Separation Agreement, the entirety of which is incorporated herein by reference.
     The Separation Agreement provides for the continued payment to Mr. Knight during the Severance Period of his base salary at the annual rate in effect as of June 6, 2008 of $340,000. He will also receive $151,885, payable in cash as a prorated portion of the target annual management incentive award for which he was eligible for 2008 and an amount of $50,628, payable at the option of the Registrant in cash or in shares of the Registrant’s common stock, $0.01 par value (the “Common Stock”), as a prorated portion of that portion of the target long-term incentive compensation award for which he was eligible with respect to 2008. Payment of these amounts shall be made following the end of calendar year 2008, but no later than March 15, 2009. Mr. Knight will also receive $7,192 as payment for all accrued and unused vacation time to which he was entitled as of the date of separation, as well as continued coverage under the Registrant’s group health plan for himself and his family until the last day of the month in which the Severance Period ends.
     The Separation Agreement provides for a release by Mr. Knight in favor of the Registrant and mutual non-disparagement by Mr. Knight and the Registrant. Mr. Knight is also subject to confidentiality provisions, a non-competition period for the length of the Severance Period and a two year non-solicitation period. In addition, Mr. Knight will continue to be indemnified by the Registrant and covered by directors and officers insurance with respect to his acts or omissions as an officer and director of the Registrant.
     The Registrant has simultaneously announced the appointment of Francis M. DiNuzzo, currently the Executive Vice President and Chief Commercial Officer of the Registrant, as its President and Chief Executive Officer, to serve on an interim basis until a permanent Chief Executive Officer is appointed. The Registrant has initiated a national search for a permanent Chief Executive Officer and has engaged Spencer Stuart to assist in that process. In connection with his appointment to the position of Chief Executive Officer, Mr. DiNuzzo shall receive the following compensation in addition to the compensation to which he is already entitled in his current capacities: (1) salary, payable in accordance with the Registrant’s standard payroll practices, of $10,000 for each calendar month (prorated for partial months) for which Mr. DiNuzzo serves as interim Chief Executive Officer; provided, that Mr. DiNuzzo shall receive no less than $50,000 in the aggregate as additional salary, no matter the length of his service as interim Chief Executive Officer and (2) a grant of options to purchase an aggregate of 25,000 shares of the Common Stock, which options shall vest on the first anniversary of the date of grant so long as Mr. DiNuzzo is then employed by the Registrant. Such grant shall be made on the date that is two trading days after the date on which the Separation Agreement is publicly announced and shall have an exercise price equal to the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.
     Mr. DiNuzzo joined the Registrant in February 2008 as Executive Vice President — Marketing and Chief Commercial Officer. Prior to joining SDI, Mr. DiNuzzo spent 26 years at Agilent Technologies / Hewlett Packard. He began his career in research and development in 1981 and advanced through a series of functional management over the next 18 years. In 1999, Mr. DiNuzzo became General Manager of Agilent’s Chemical Solutions Business Unit where he had global responsibility for analytical equipment, consumables and service products serving the chemical, environmental, food and forensics markets. In 2001, Mr. DiNuzzo became General Manager of the Consumable and Services Business Unit, with global responsibility for all consumables and services across all Life Science and Chemical Analysis markets. In 2004, Mr. DiNuzzo became Vice President and General Manager of the Integrated Biology Solutions unit, a role where he formed a biotechnology business focused on Genomics, Proteomics and BioInformatics. Mr. DiNuzzo holds B.S and M.S. degrees in Engineering with a minor in Business Administration from the University of New Hampshire.
     There is no family relationship between Mr. DiNuzzo and any other executive officer or trustee of the Registrant, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Registrant or any of its subsidiaries is a party and in which Mr. DiNuzzo has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
     A copy of the press release announcing Mr. Knight’s separation and Mr. DiNuzzo’s appointment is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Separation Agreement, dated as of June 6, 2008, between Strategic Diagnostics Inc. and Matthew H. Knight.

99.2	Press Release, dated June 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.
June 9, 2008	By:	/s/Stanley Fronczkowski
		Name:	Stanley Fronczkowski
		Title:	Vice President — Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Separation Agreement, dated as of June 6, 2008, between Strategic Diagnostics Inc. and Matthew H. Knight.

99.2	Press Release, dated June 9, 2008.